EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results For Fourth Quarter and Full Year Fiscal 2023

MINNEAPOLIS, Nov. 21, 2023 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the fourth quarter and fiscal year ended August 31, 2023.

Full year fiscal 2023 financial and operating highlights include (with growth rates on a fiscal year-over-year basis):

  Consolidated net sales increased 7.7% to a record of $79,903,000
  ZERUST® industrial net sales increased 2.0% to a record of $53,926,000
  ZERUST® oil and gas net sales increased 69.3% to a record of $7,802,000
  Natur-Tec® product net sales increased 8.8% to a record of $18,175,000
  NTIC China net sales decreased 14.5% to $13,469,000
  Joint venture operating income increased 10.9% to $11,642,000
  Net income attributable to NTIC was $2,912,000, compared to $6,325,000
  Net income per diluted share attributable to NTIC was $0.30, compared to $0.66
  Cash provided by operating activities was $5,541,000 for fiscal 2023, compared to $1,146,000 last fiscal year
  Consolidated balance sheet as of August 31, 2023 remained strong with working capital of $22,950,000

“Fiscal 2023 marked NTIC’s third year of consecutive record sales, despite the economic challenges growing in both Europe and China, as well as rising interest rates in the U.S. Our continued sales growth success demonstrates the increasing value we provide our global customers as well as the efficacy of our strategic focus on diversifying our products, end markets and geographies. I am particularly encouraged by the top-line results within the large oil and gas, and compostable plastics markets,” said G. Patrick Lynch, President and CEO of NTIC.

“We will continue to invest strategically in our infrastructure throughout fiscal 2024, to support our long-term geographic expansion. At the same time, we will be navigating the challenges created across our European and Asian markets by evolving geopolitical conflicts. We are watching these markets closely and working with our joint venture partners to improve performance and joint venture profitability. As we enter fiscal 2024, demand within our North American Zerust industrial market remains stable, and we believe we are well positioned to experience continued strength within our ZERUST® oil and gas and Natur-Tec® businesses. As a result, we believe fiscal 2024 will be another good year of top-line growth, and improving bottom-line profitability,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 2.3% to $20,710,000 during the three months ended August 31, 2023, compared to $20,252,000 for the three months ended August 31, 2022. The year-over-year increase in consolidated net sales for the fourth quarter was primarily a result of sales growth within the Company’s ZERUST® oil and gas and Natur-Tec® product categories and supported by higher customer demand. For the full year ended August 31, 2023, consolidated net sales increased 7.7% to $79,903,000, compared to $74,159,000 for the prior fiscal year.

The following tables set forth NTIC’s net sales by product category for the three months and fiscal year ended August 31, 2023, and August 31, 2022, by segment:

	Three Months Ended
	August 31, 2023	% of Net Sales	August 31, 2022	% of Net Sales	% Change
ZERUST® industrial net sales	$13,421,470	64.8%	$13,917,674	68.7%	(3.6)%
ZERUST® oil & gas net sales	2,377,472	11.5%	1,553,314	7.7%	53.1%
Total ZERUST® net sales	$15,798,942	76.3%	$15,470,988	76.4%	2.1%
Total Natur-Tec® net sales	4,910,693	23.7%	4,780,929	23.6%	2.7%
Total net sales	$20,709,635	100.0%	$20,251,917	100.0%	2.3%

	Fiscal Year Ended
	August 31, 2023	% of Net Sales	August 31, 2022	% of Net Sales	% Change
ZERUST® industrial net sales	$53,926,378	67.5%	$52,851,150	71.3%	2.0%
ZERUST® oil & gas net sales	7,801,986	9.8%	4,608,232	6.2%	69.3%
Total ZERUST® net sales	$61,728,364	77.3%	$57,459,382	77.5%	7.4%
Total Natur-Tec® net sales	18,174,588	22.7%	16,699,508	22.5%	8.8%
Total net sales	$79,902,952	100.0%	$74,158,890	100.0%	7.7%

NTIC’s joint venture operating income increased 39.6% to $4,181,000 during the three months ended August 31, 2023, compared to joint venture operating income of $2,996,000 during the three months ended August 31, 2022. The fourth quarter increase in joint venture operating income reflects a one-time gain on the liquidation of a previously written-off investment in the Company’s former joint venture in China, Tianjin Zerust, of $1,986,000, partially offset by decreases in equity income and fees for services correlating to the decrease in joint venture sales. Net sales of NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, decreased 6.6% to $24,157,000 during the three months ended August 31, 2023, compared to $25,859,000 for the three months ended August 31, 2022.

For fiscal 2023, NTIC’s joint venture operating income increased 10.9% to $11,642,000, compared to joint venture operating income of $10,494,000 during the full year ended August 31, 2022. Net sales of NTIC’s joint ventures decreased 3.3% to $100,682,000 during the full year ended August 31, 2023, compared to $104,078,000 for the full year ended August 31, 2022.

Operating expenses, as a percent of net sales, for the fourth quarter of fiscal 2023 were 44.8%, compared to 37.1% for the same period last fiscal year. For the full fiscal year 2023, operating expenses, as a percent of net sales, were 41.8% compared to 38.3% for last fiscal year. Higher operating expenses for the fiscal 2023 fourth quarter and full year were primarily due to increased personnel expenses, other inflationary increases in expenses, and expenses incurred in connection with a new indirect, majority owned subsidiary, formed to assume the operations of a former joint venture in Taiwan.

Net income attributable to NTIC for the fourth quarter of fiscal 2023 was $939,000, or $0.10 per diluted share, compared to net income of $648,000, or $0.07 per diluted share, for the same period last fiscal year. For the full year ended August 31, 2023, net income attributable to NTIC decreased to $2,912,000, or $0.30 per diluted share, compared to net income of $6,325,000, or $0.66 per diluted share, for last fiscal year.

NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $280,000, or $0.03 per diluted share, for the fourth quarter of fiscal 2023, compared to $753,000, or $0.08 per diluted share, for the same quarter last fiscal year. For the full year ended August 31, 2023, NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $2,570,000, or $0.27 per diluted share, compared to $3,031,000, or $0.32 per diluted share, for last fiscal year.

NTIC’s consolidated balance sheet remains strong, with working capital of $22,950,000 as of August 31, 2023, including $5,406,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $6,357,000 compared to $23,169,000 of working capital as of August 31, 2022, including $5,334,000 in cash and cash equivalents and $6,000 in available for sale securities, and $5,900,000 outstanding line of credit balance.

At August 31, 2023, the Company had $23,706,000 of investments in joint ventures, of which $13,759,000 or 58.0%, is cash, with the remaining balance mostly made up of other working capital.

Restatement of Historical Financial Results

On November 17, 2023, the management and Audit Committee of the Board of Directors of NTIC determined that NTIC’s consolidated financial statements for the three and six months ended February 28, 2023 and three and nine months ended May 31, 2023 require restatement to correct the accounting treatment of employee retention credits and related impacts and disclosures, which credits were incorrectly recognized as income during such periods. The change will result in a decrease to net income attributable to NTIC of $474,000 and $466,000 during the three months ended February 28, 2023 and May 31, 2023, respectively, compared to the same prior year periods.

In the course of preparing its consolidated financial statements for the fiscal year ended August 31, 2023, NTIC determined that although management believes the collection of the employee retention credits are still “more likely than not,” NTIC is not able to deem the receipt of the employee retention credits “probable” under U.S. generally accepted accounting practices, therefore, requiring the restatement of NTIC’s previously issued consolidated financial statements for the three and six months ended February 28, 2023 and three and nine months ended May 31, 2023, and amendments to its related previously filed quarterly reports on Form 10-Q. See a Current Report on 8-K filed by NTIC today with the Securities and Exchange Commission for additional details.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the fourth quarter and full fiscal year of 2023 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register.vevent.com/register/BI45a72a6038c049a38fd8fd0906f2e22c

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/zpi7rm3d. A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for almost 50 years and more recently has also targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations that it will invest strategically in its infrastructure throughout fiscal 2024 and navigate the evolving challenges created across its European and Asian markets by evolving geopolitical conflicts and its belief that it is well positioned to experience continued strength within its ZERUST® oil and gas and Natur-Tec® businesses and that fiscal 2024 will be another good year of top-line growth and improving bottom-line profitability, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry and its evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; effect of COVID-19; dependence on joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs and trade disputes; effect of economic slowdown and political unrest, including the Russia and Ukraine war and the Israel and Hamas conflict; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended August 31, 2022 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this release contains non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. NTIC’s reasons for use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information are included at the end of this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - AUGUST 31, 2023 AND 2022
	August 31, 2023	August 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,406,173	$5,333,890
Available for sale securities	-	5,590

Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $533,000 and $439,000 as of August 31, 2023 and 2022, respectively	15,645,130	14,136,930
Trade, joint ventures	187,912	697,861
Fees for services provided to joint ventures	1,296,594	1,765,117
Dividend receivable from joint venture	1,986,027	-
Income taxes	34,202	-
Inventories	13,096,489	16,341,729
Prepaid expenses	2,019,029	1,953,764
Total current assets	39,671,556	40,234,881

PROPERTY AND EQUIPMENT, NET	14,065,354	12,170,493

OTHER ASSETS:
Investments in joint ventures	23,705,714	21,814,754
Deferred income tax, net	530,944	-
Intangible asset, net	5,500,733	5,923,867
Goodwill	4,782,376	4,782,376
Patents and trademarks, net	658,752	710,011
Operating lease right of use assets	428,874	557,571
Total other assets	35,607,393	33,788,579
Total assets	$89,344,303	$86,193,953
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Line of credit	$3,600,000	$5,900,000
Term loan	2,757,176	-
Accounts payable	6,056,329	7,796,494
Income taxes payable	13,053	30,742
Accrued liabilities:
Payroll and related benefits	2,305,400	2,297,543
Other	1,648,615	667,292
Current portion of operating leases	340,799	373,330
Total current liabilities	16,721,372	17,065,401
LONG-TERM LIABILITIES:
Deferred income tax, net	1,836,059	1,700,015
Operating leases, less current portion	88,075	184,241
Total long-term liabilities	1,924,134	1,884,256

COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares; issued and outstanding 9,424,101 and 9,232,483, respectively	188,482	184,650
Additional paid-in capital	21,986,767	19,939,131
Retained earnings	51,004,427	50,716,613
Accumulated other comprehensive loss	(6,823,403)	(7,245,132)
Stockholders’ equity	66,356,273	63,595,262
Non-controlling interests	4,342,524	3,649,034
Total equity	70,698,797	67,244,296
Total liabilities and equity	$89,344,303	$86,193,953

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2023 AND 2022

	Three Months Ended		Twelve Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
NET SALES:
Net Sales	$20,709,635	$20,251,917	$79,902,952	$74,158,890
Cost of goods sold	13,141,849	14,112,679	52,099,121	51,090,298
Gross profit	7,567,786	6,139,239	27,803,831	23,068,592

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	2,787,926	1,063,740	6,452,719	4,725,918
Fees for services provided to joint ventures	1,393,323	1,931,927	5,189,185	5,767,682
Total joint venture operations	4,181,249	2,995,667	11,641,904	10,493,600

OPERATING EXPENSES:
Selling expenses	4,294,594	3,378,723	15,290,897	13,038,180
General and administrative expenses	3,695,837	2,924,981	13,166,270	10,600,603
Research and development expenses	1,287,676	1,217,897	4,967,922	4,775,334
Total operating expenses	9,278,107	7,521,601	33,425,089	28,414,117

OPERATING INCOME	2,470,929	1,613,305	6,020,646	5,148,075

REMEASUREMENT GAIN ON ACQUISITION OF EQUITY METHOD INVESTEE	—	—	—	3,951,550
INTEREST INCOME	9,995	12,464	28,490	49,241
INTEREST EXPENSE	(119,162)	(55,017)	(461,805)	(89,096)

INCOME BEFORE INCOME TAX EXPENSE	2,361,761	1,570,752	5,587,331	9,059,770

INCOME TAX EXPENSE	514,777	613,399	1,349,600	1,873,836

NET INCOME	1,846,984	957,353	4,237,731	7,185,934

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	908,037	309,426	1,325,455	861,234

NET INCOME ATTRIBUTABLE TO NTIC	$938,947	$647,927	$2,912,276	$6,324,700

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.10	$0.07	$0.31	$0.69
Diluted	$0.10	$0.07	$0.30	$0.66

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,384,873	9,232,483	9,359,504	9,216,216
Diluted	9,680,285	9,508,440	9,693,482	9,635,028
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.07	$0.07	$0.28	$0.28

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are information supplemental and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per diluted common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted common share, in each case, as adjusted to exclude the net one-time gain related to the acquisition of the remaining 50% ownership interest of ZERUST® India, a one-time gain on the liquidation of a previously written-off investment in NTIC’s former joint venture in China, Tianjin Zerust (TZ liquidation), and certain other adjustments as described below.

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2023	2022	2023	2022

Net income attributable to NTIC, as reported	$938,947	$647,927	$2,912,276	$6,324,700
Adjustments for adjusted net income:
Equity income from TZ liquidation	(1,986,027)	-	(1,986,027)	-
Legal fees from TZ liquidation	95,890	-	95,890	-
Withholding tax on TZ liquidation	198,603	-	198,603	-
Minority interest impact from TZ liquidation	676,614	-	676,614	-
Bonus expense impact from TZ liquidation	250,000	-	250,000	-
Expenses related to Zerust India transaction	-	-	-	115,000
Gain on purchase of Zerust India	-	-	-	(4,612,638)
Cumulative foreign currency adjustment	-	-	-	661,088
Amortization expense	105,783	105,350	423,132	421,400
Tax impact of adjusted items	-	-	-	121,000
Non-GAAP adjusted net income	$279,810	$753,277	$2,570,488	$3,030,550

Weighted average shares outstanding (diluted)	9,680,285	9,508,440	9,693,482	9,635,028
Diluted net income per share, as reported	0.10	0.07	0.30	0.66
Adjustments for adjusted net income, net of tax impact, per diluted share [1]	(0.07)	0.01	(0.03)	(0.34)
Non-GAAP diluted adjusted net income per share	$0.03	$0.08	$0.27	$0.32

[1] Includes adjustments related to the items noted above, net of tax

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600